                                                                    Exhibit 11.1

               ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                     COMPUTATION OF NET INCOME PER SHARE
    For the Quarters and Six Months Ended April 29, 2001 and April 30, 2000

                                  (Unaudited)
                     (In Thousands, Except per Share Date)

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
                                                                 Quarter Ended           Six Months Ended
                                                           ------------------------  -------------------------
                                                                                       Restated     Restated
                                                             April 29,    April 30,    April 29,    April 30,
                                                               2001          2000        2001         2000
                                                           ------------   ---------  -----------  ------------
Shares:
     Weighted average common shares outstanding                   7,078       6,615        6,954         6,615

     Net common shares issuable on exercise of
        stock options                                               461         552          529           532
                                                           ------------   ---------  -----------  ------------

Weighted average common and common equivalent
   shares outstanding                                             7,539       7,167        7,483         7,147
                                                           ============   =========  ===========  ============

Income before discontinued operations                      $        708   $   1,825  $     1,858  $      3,060

Gain on sale of discontinued operations, net of income tax           --          --          207            --

Income from discontinued operations, net of income tax               --         336          (59)          716

                                                           ------------   ---------  -----------  ------------
Income before extraordinary item                                    708       2,161        2,006         3,776

Extraordinary loss early extinguishment of debt, net of tax          --          --         (400)           --

                                                           ------------   ---------  -----------  ------------
Net income                                                 $        708   $   2,161  $     1,606  $      3,776
                                                           ============   =========  ===========  ============

Earnings per common share:
     Basic
     -----
         Income before discontinued operations             $       0.10   $    0.28  $      0.27  $       0.46
         Gain on sale of discontinued operations                     --   $    0.05  $      0.03            --
         Income from discontinued operations                         --          --       ($0.01) $       0.11
                                                           ------------   ---------  -----------  ------------
               INCOME BEFORE EXTRAORDINARY ITEM            $       0.10   $    0.33  $      0.29  $       0.57
         Extraordinary loss early extinguishment of debt             --          --       ($0.06)           --
                                                           ------------   ---------  -----------  ------------
               NET INCOME                                  $       0.10   $    0.33  $      0.23  $       0.57
                                                           ============   =========  ===========  ============

     Diluted
     -------
         Income before discontinued operations             $       0.19   $    0.25  $      0.24  $       0.43
         Gain on sale of discontinued operations                     --   $    0.05  $      0.03            --
         Income from discontinued operations                         --          --       ($0.01) $       0.10
                                                           ------------   ---------  -----------  ------------
               INCOME BEFORE EXTRAORDINARY ITEM            $       0.09   $    0.30  $      0.26  $       0.53
         Extraordinary loss early extinguishment of debt             --          --       ($0.05)           --
                                                           ------------   ---------  -----------  ------------
               NET INCOME                                  $       0.09   $    0.30  $      0.21  $       0.53
                                                           ============   =========  ===========  ============
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